                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K/A1


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: February 11, 1998
               Date of Earliest Event Reported: December 1, 1997



                          T & W FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                   WASHINGTON
         (State or other jurisdiction of incorporation or organization)


            0-23013                                    91-1844249
    (Commission File Number)             (I.R.S. Employer Identification No.)


6416 PACIFIC HIGHWAY EAST, TACOMA, WASHINGTON            98424
(Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (253) 922-5164

------------------------------------------------------------------------------

This Current Report on Form 8-K/A1 amends the Current Report on Form 8-K filed by T & W Financial Corporation on December 15, 1997 solely to add the financial statements of the business acquired required by Item 7(a) and the pro forma financial information required by Item 7(b).



ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) Financial Statements of Business Acquired. The required financial statements of the business acquired are set forth below.

          (b) Pro Forma Financial Information. The required pro forma financial information is set forth below.

          (c)  Exhibits.

               None

                                                   Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

                                      T & W Financial Corporation
                                              (Registrant)


Date: February 11, 1998           By: /s/ PAUL LUKE
                                      ----------------------------
                                      Paul Luke
                                      Senior Vice President, Chief Financial
                                      Officer, Secretary, Treasurer and Director

                              FINANCIAL STATEMENTS

                                      INDEX


UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF T&W FINANCIAL CORPORATION

    Introduction....................................................................................    F-2

    Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended
      December 31, 1996 and nine months ended September 30, 1997....................................    F-3

    Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1997...................    F-5

    Notes to Unaudited Pro Forma Condensed Combined Financial Statements............................    F-6

FINANCIAL STATEMENTS OF SPECIALTY VEHICLE FINANCE DIVISION OF TRANSAMERICA COMMERCIAL
FINANCE CORPORATION

    Report of Independent Certified Public Accountants..............................................   F-8

    Balance Sheets as of December 31, 1995 and 1996
      and September 30, 1997 (unaudited)............................................................    F-9

    Statements of Income for the years ended December 31, 1995 and 1996
      and for the nine months ended September 30, 1997 (unaudited)..................................   F-10

    Notes to Financial Statements...................................................................   F-11

                            T&W FINANCIAL CORPORATION

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

                                  INTRODUCTION


Effective December 1, 1997, T&W Financial Corporation, (the "Company") purchased certain assets from Transamerica Commercial Finance Corporation (the "Seller") for a purchase price of $58.6 million. The purchased assets represent the Specialty Vehicle Finance Division (the "Division") of the Seller and primarily include lease receivables, dealer floorplan receivables and dealer and manufacturer contracts.

The Company will account for the acquisition utilizing the purchase method of accounting. The assets acquired and liabilities assumed will be recorded at their fair values, and the results of operations of the Division included in the Company's financial statements from the date of acquisition.

The accompanying unaudited pro forma condensed combined financial statements illustrate the effects of the acquisition on the Company's financial position and results of operations. The pro forma condensed combined balance sheet as of September 30, 1997 is based on the historical balance sheets of the Company and the Acquired Division as of that date and assumes the acquisition took place on that date. The pro forma condensed combined statements of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 are based on the historical statements of operations of the Company and the Acquired Division for those periods. The pro forma condensed combined statements of operations assume the acquisition took place on January 1, 1996 and 1997 for the respective periods. The proforma condensed combined financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed combined financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocation of which may differ.

The accompanying condensed combined proforma financial statements should be read in connection with the historical financial statements of the Company and the Specialty Vehicle Finance Division of Transamerica Commercial Finance Corporation.

                            T&W FINANCIAL CORPORATION

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENTS OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                                 (IN THOUSANDS)


                                                             SPECIALTY
                                                 T&W      VEHICLE FINANCE    PRO FORMA           PRO FORMA
                                              FINANCIAL       DIVISION      ADJUSTMENTS          COMBINED
                                              --------        --------        --------           --------
REVENUES
   Lease contract revenue                     $ 10,812        $  3,789        $ (1,099)(2)       $ 13,502
   Gain on sale of leases                        7,940              --              --              7,940
   Fee income                                      422             807              --              1,229
   Servicing and other income                      906              56              --                962
                                              --------        --------        --------           --------

TOTAL REVENUES                                  20,080           4,652          (1,099)            23,633

EXPENSES
   Interest expense                              5,638           2,076              --              7,714
   Compensation and related expenses             3,240             409              16(3)           3,665
   Amortization of initial direct costs          1,780              --              --              1,780
   Provision for credit losses                     774              --              --                774
   Amortization of purchased
      intangibles                                   --              --              30(4)              30
   Other general and administrative
      expenses                                   1,838             670              --              2,508
                                              --------        --------        --------           --------

TOTAL EXPENSES                                  13,270           3,155              46             16,471
                                              --------        --------        --------           --------

NET INCOME, before minority interest
   and taxes                                     6,810           1,497          (1,145)             7,162
                                              --------        --------        --------           --------

MINORITY INTEREST                               (1,022)             --              --             (1,022)
                                              --------        --------        --------           --------

INCOME BEFORE INCOME TAXES                       5,788           1,497          (1,145)             6,140

PROVISION FOR INCOME TAXES                      (2,084)           (565)            432(5)          (2,217)
                                              --------        --------        --------           --------

NET INCOME                                    $  3,704        $    932        $   (713)          $  3,923
                                              ========        ========        ========           ========

NET INCOME PER SHARE                                                                             $    .68
                                                                                                 ========

WEIGHTED AVERAGE NUMBER OF SHARES OF
  COMMON STOCK AND COMMON STOCK
  EQUIVALENTS OUTSTANDING                                                                           5,800
                                                                                                 ========


                  See accompanying notes to unaudited pro forma
                    condensed combined financial statements

                            T&W FINANCIAL CORPORATION

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)


                                                            SPECIALTY
                                                 T&W     VEHICLE FINANCE    PRO FORMA           PRO FORMA
                                              FINANCIAL      DIVISION      ADJUSTMENTS          COMBINED
                                              --------       --------        --------           --------
REVENUES
   Lease contract revenue                     $ 16,834       $  3,961        $ (1,211)(2)       $ 19,584
   Gain on sale of leases                           --             --              --                 --
   Fee income                                    2,067          1,156              --              3,223
   Servicing and other income                      595            113              --                708
                                              --------       --------        --------           --------

TOTAL REVENUES                                  19,496          5,230          (1,211)            23,515

EXPENSES
   Interest expense                              6,434          2,171              --              8,605
   Compensation and related expenses             2,859            518              28(3)           3,405
   Amortization of initial direct costs          1,893             --              --              1,893
   Provision for credit losses                   1,137             --              --              1,137
   Amortization of purchased
   intangibles                                      --             --              40(4)              40
   Other general and administrative
   expenses                                      1,345            936              --              2,281
                                              --------       --------        --------           --------

TOTAL EXPENSES                                  13,668          3,625              68             17,361
                                              --------       --------        --------           --------

NET INCOME, before minority interest
   and taxes                                     5,828          1,605          (1,279)             6,154
                                              --------        --------        --------           --------

MINORITY INTEREST                                   --             --              --
                                              --------       --------        --------           --------

INCOME BEFORE INCOME TAXES                       5,828          1,605          (1,279)             6,154

PROVISION FOR INCOME TAXES                          --           (622)            496(5)            (126)
                                              --------       --------        --------           --------

NET INCOME                                    $  5,828       $    983        $   (783)          $  6,028
                                              ========       ========        ========           ========

NET INCOME PER SHARE                                                                            $   1.04
                                                                                                ========

WEIGHTED AVERAGE NUMBER OF SHARES OF
   COMMON STOCK AND COMMON STOCK
   EQUIVALENTS OUTSTANDING                                                                         5,800
                                                                                                ========


                  See accompanying notes to unaudited pro forma
                     condensed combined financial statements

                            T&W FINANCIAL CORPORATION

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                                  BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)


                                                                SPECIALTY
                                                    T&W      VEHICLE FINANCE         PRO FORMA           PRO FORMA
                                                 FINANCIAL       DIVISION           ADJUSTMENTS          COMBINED
                                                 ---------       ---------           ---------           ---------
ASSETS
   Cash and cash equivalents                     $   9,247       $      42           $     (42)(1)       $   9,247
   Net investment in leases                        105,978          51,354                 656(1)          157,988
   Securitization receivable                        17,680              --                  --              17,680
   Dealer floor plan receivable                         --           7,501                  --               7,501
   Intangible assets, net                            2,265              --                 401               2,666
   Other assets                                      2,637             105                  --               2,742
                                                 ---------       ---------           ---------           ---------

TOTAL ASSETS                                     $ 137,807       $  59,002           $   1,015           $ 197,824
                                                 =========       =========           =========           =========

LIABILITIES AND SHAREHOLDERS' EQUITY
   Accounts payable and other accrued
   liabilities                                   $  19,195       $     436           $    (112)(1)       $  19,519
   Notes payable                                    94,599              --              58,607(1)          153,206
   Advances due TCFC                                                54,117             (54,117)(1)              --
   Security deposits                                 8,301             280                  --               8,581
   Dealer reserve                                       --             806                  --                 806
   Allocated income taxes                               --             187                (187)(1)              --
                                                 ---------       ---------           ---------           ---------

TOTAL LIABILITIES                                  122,095          55,826               4,191             182,112



Shareholders' equity
   Common stock and paid in capital                  3,438              --                  --               3,438
   Retained earnings                                12,274              --                  --              12,274
   Equity in net assets acquired                        --           3,176              (3,176)(1)              --
                                                 ---------       ---------           ---------           ---------

TOTAL SHAREHOLDERS' EQUITY                          15,712           3,176              (3,176)             15,712
                                                 ---------       ---------           ---------           ---------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
                                                 $ 137,807       $  59,002           $   1,015           $ 197,824
                                                 =========       =========           =========           =========


                  See accompanying notes to unaudited pro forma
                     condensed combined financial statements

                            T&W FINANCIAL CORPORATION

                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)


NOTE A - The pro forma adjustments to the condensed combined balance sheet are as follows:


        (1) To record the acquisition of the Specialty Vehicle Finance Division of Transamerica Commercial Finance Corporation (the "Division") and the allocation of the purchase price on the basis of the fair values of the assets acquired and liabilities assumed. The components of the purchase price and its allocation to the assets and liabilities of the Division acquired are as follows:



Components of Purchase Price:
    Cash payment to sellers                                 $ 58,607
                                                            --------

Allocation of Purchase Price:
    Equity in net assets acquired                              3,176
    Repay advances due TCFC                                   54,117
    Increase in net investment in leases                         677
    Increase in allowance for uncollectible lease
       receivables                                               (21)
    Items not purchased:
       Accounts payable and other accrued liabilities            112
       Cash                                                      (42)
       Deferred taxes                                            187
                                                            --------

          Total Net Assets Acquired                           58,206
                                                            --------
Consideration in Excess of Net Assets Acquired              $    401
                                                            ========

                            T&W FINANCIAL CORPORATION

                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

NOTE B - The pro forma adjustments to the condensed combined statements of operations are as follows:


            (2) To reduce the yield on lease contracts from the Transamerica effective rate to the T&W estimated yield. The adjustment amount was computed as follows:


                                                                 NINE MONTHS ENDED        YEAR ENDED
                                                                 SEPTEMBER 30, 1997    DECEMBER 31, 1996
                                                                       -------              -------
Net lease receivable at beginning of period                            $44,280              $29,057
Net lease receivable at end of period                                   51,354               44,280
                                                                       -------              -------
                                                                        95,634               73,337
                                                                        /    2               /    2
                                                                       -------              -------
Average net lease receivable                                            47,817               36,669
 Times estimated annual yield                                              7.5%                 7.5%
 Times month and period                                                   9/12                12/12
                                                                       -------              -------
Proforma lease contract revenue                                          2,690                2,750
Lease contract revenue recorded                                          3,789                3,961
                                                                       -------              -------


Adjustment                                                             $(1,099)             $(1,211)
                                                                       =======              =======


            (3) To adjust compensation and related expenses based on an employment agreement between T&W and personnel retained by T&W in connection with the acquisition of the Division.

            (4) To record amortization over a 10-year period of the $401,000 excess of consideration paid over the fair value of net assets acquired from the Division.

            (5) To reverse taxes allocated to the SVFD net income.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

T & W Financial Corporation and the
Specialty Vehicle Finance Division of
Transamerica Commercial Finance Corporation


We have audited the accompanying balance sheets the of Specialty Vehicle Finance Division of Transamerica Commercial Finance Corporation (the "Company") as of December 31, 1996 and 1995, and the related statements of income for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used, and significant estimates made, by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Specialty Vehicle Finance Division of Transamerica Commercial Finance Corporation at December 31, 1996 and 1995, and the results of its operations for each of the two years then ended in conformity with generally accepted accounting principles.




February 11, 1998

                       SPECIALTY VEHICLE FINANCE DIVISION
                                       OF
                   TRANSAMERICA COMMERCIAL FINANCE CORPORATION

                                 BALANCE SHEETS
                                 (IN THOUSANDS)



                                                   DECEMBER 31,         SEPTEMBER 30,
                                              ---------------------       -------
                                               1995           1996         1997
                                              -------       -------       -------
                                                                         (unaudited)
CASH AND CASH EQUIVALENTS                     $     1       $    17       $    42

DEALER FLOOR PLAN RECEIVABLE                    8,764         8,323         7,501

NET INVESTMENT IN LEASES                       29,057        44,280        51,354

OTHER ASSETS                                      166           109           105
                                              -------       -------       -------

TOTAL ASSETS                                  $37,988       $52,729       $59,002
                                              =======       =======       =======


LIABILITIES
   Accounts payable                           $   116       $   343       $     2
   Security deposits                              410           265           280
   Dealer reserves                                871         1,087           806
   Advances due TCFC                           35,252        48,075        54,117
   Allocated income taxes                          --           622           187
   Other liabilities                               78            91           434
                                              -------       -------       -------

TOTAL LIABILITIES                              36,727        50,483        55,826
                                              -------       -------       -------

DIVISIONAL EQUITY                               1,261         2,246         3,176
                                              -------       -------       -------

TOTAL LIABILITIES AND DIVISIONAL EQUITY       $37,988       $52,729       $59,002
                                              =======       =======       =======

                 See accompanying notes to financial statements

                       SPECIALTY VEHICLE FINANCE DIVISION
                                       OF
                   TRANSAMERICA COMMERCIAL FINANCE CORPORATION

                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)




                                                                         NINE MONTHS
                                                  YEAR ENDED                ENDED
                                                  DECEMBER 31,           SEPTEMBER 30,
                                             ----------------------        -------
                                               1995           1996           1997
                                             -------        -------        -------
                                                                         (unaudited)
REVENUES
   Lease contract revenue                    $ 2,513        $ 3,961        $ 3,789
   Finance charges                               985          1,156
                                                                               807
   Other income                                  132            113             56
                                             -------        -------        -------

TOTAL REVENUES                                 3,630          5,230          4,652

EXPENSES
   Selling, general and administrative
     expenses                                    847          1,454          1,079
   Interest expense                            1,519          2,171          2,076
                                             -------        -------        -------

TOTAL EXPENSES                                 2,366          3,625          3,155
                                             -------        -------        -------

NET INCOME, before income taxes                1,264          1,605          1,497

INCOME TAXES                                    (484)          (622)          (565)
                                             -------        -------        -------

NET INCOME                                   $   780        $   983        $   932
                                             =======        =======        =======


                 See accompanying notes to financial statements

                       SPECIALTY VEHICLE FINANCE DIVISION
                                       OF
                   TRANSAMERICA COMMERCIAL FINANCE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Effective December 1, 1997, Transamerica Commercial Finance Corporation ("TCFC") agreed to sell its Specialty Vehicle Finance Division ("SVFD" or "Division") to T & W Financial Corporation of Tacoma, Washington. The assets to be sold with the Division primarily include dealer floor plan receivables and lease receivables. The Division is engaged in providing commercial financial services to the funeral home industry primarily through dealer originated leases of funeral cars and limousines. Additionally, the Division provides inventory financing and floorplanning to select dealers and manufacturers. Furthermore, during the last half of 1996 the Division commenced providing similar services in the shuttle bus industry.

The Division's operations extend throughout the United States, with a significant concentration in the South and Southeast regions of the United States, which represents approximately one half of the Division's lease origination activity and three-fourths of the Division's dealer floorplanning activity. The Division's headquarters and administrative offices are maintained in Schaumburg, Illinois.

BASIS OF PRESENTATION - The Division has no separate legal status, but is a part of TCFC's operations. TCFC prepared separate divisional financial statements from their historical accounting records. The divisional financial statements include various allocated costs and expenses which may not necessarily be indicative of the results that would have been attained if the Division had been operated as a separate legal entity. In the statements of operations before income taxes, selling, general and administrative expenses include allocations of certain corporate expenses approximating $318,000, $720,000 and $476,000 for the years ended December 31, 1995 and 1996 and the nine months ending September 30, 1997, respectively. All of the allocations and estimates reflected in the divisional financial statements are based on assumptions such as square footage, percentage of time devoted or of number of transaction types, and average net investments that management believes are reasonable under the circumstances.

LEASE ACCOUNTING AND REVENUE RECOGNITION - The Division's leases are classified and accounted for as direct financing leases. Under this accounting method, total minimum lease rentals to be received and the estimated residual value of equipment at lease end are recorded as assets. The excess of these assets over the related equipment cost is recorded as unearned revenue, which is recognized as lease contract revenue over the lease term utilizing the interest method of accounting, such method resulting in a constant rate of return on the Division's net investment in the lease. When a lease becomes greater than 60 days past due, income recognition is discontinued and commences only when the past due balance is collected.

CASH AND CASH EQUIVALENTS - The Division considers all short-term investments with an original maturity of three months or less to be cash equivalents.

ALLOWANCE FOR UNCOLLECTIBLE LEASE RECEIVABLES - The allowance for uncollectible lease receivables is maintained at a level sufficient to absorb probable losses. Management determines the adequacy of the allowance based upon reviews of individual leases, historical loss experience, current economic conditions, the known and inherent risk characteristics of the various categories of leases and other pertinent factors. Leases determined uncollectible are charged to the allowance. Provisions for losses and recoveries on leases previously charged off are added to the allowance.

                       SPECIALTY VEHICLE FINANCE DIVISION
                                       OF
                   TRANSAMERICA COMMERCIAL FINANCE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEALER FLOOR PLAN RECEIVABLE - The Division enters into inventory security agreements with select dealers of limousines and funeral cars. These agreements are secured primarily by dealer inventory, accounts receivable, equipment and proceeds from equipment sales. Financed inventory is covered by manufacturer's repurchase agreements.


DEALER RESERVES - The Division establishes a minimum required yield for lease contracts, to the extent that the implicit rate on the lease exceeds such minimum required yield, the dealer which sourced the lease may participate on the rate differential. The entire payment of such participation amount is deferred at the inception of the lease and a dealer reserve is established. Dealer reserve is earned over the life of the lease and payments are made on a periodic basis subject to certain limitations. Pursuant to terms of the dealer arrangements, the reserve can be used by the Division to protect against potential credit losses.


ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


ALLOCATED INCOME TAXES - TCFC allocates income taxes to the Division as if the Division were to file a separate tax return.


CONCENTRATION OF CREDIT AND FINANCIAL INSTRUMENT RISK - The Company controls its credit risk through credit standards, limits on exposure, and by monitoring the financial condition of its lessees. The Company uses a credit scoring system as a guide in evaluating the credit risk of applicants. The Company generally requires the leased assets to serve as collateral for the leases and requires all lessees to provide adequate collateral protection and liability insurance throughout the base contract term. Additionally, the Company controls its credit exposure to any one client or industry by monitoring and limiting such exposure through additional credit enhancement. Inherent to leasing is the residual value risk associated with lease contracts. The Company manages this residual risk through adherence to a residual valuation procedure at lease inception.

                       SPECIALTY VEHICLE FINANCE DIVISION
                                       OF
                   TRANSAMERICA COMMERCIAL FINANCE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS - Recently issued accounting standards having relevant applicability to the Division consist primarily of Statement of Financial Accounting Standards No. 125 ("FASB No. 125") "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," which is to be effective for transactions occurring after December 31, 1996, and is to be applied prospectively. Earlier or retroactive application is not permitted. In November 1997, an exposure draft was issued proposing to defer, for one year, the effective date of certain provisions of FASB No. 125. The Division does not expect the adoption of FASB No. 125 to have a material effect on the Division's financial condition or results of operation.

Other recently issued accounting standards including FASB No. 128, 129, 130 and 131 are not expected to have any material effect on the Division's financial condition or results of operation.


INTERIM FINANCIAL INFORMATION - The financial data as of September 30, 1997 for the nine month periods ended September 30, 1997 is unaudited but includes all adjustments (consisting only of normal recurring accruals) that management considers necessary for a fair presentation of the financial position at such date and the results of operations for that period. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the entire fiscal year ended December 31, 1997.

CASH FLOWS - Divisonal cash flows are not presented herein as a separate allocation of TCFC cash flows to the Division is not considered meaningful due to its arbitrary nature.

                       SPECIALTY VEHICLE FINANCE DIVISION
                                       OF
                   TRANSAMERICA COMMERCIAL FINANCE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - NET INVESTMENT IN LEASES

Net investment in leases consists of the following:


                                                          December 31,           September 30,
                                                    ------------------------        --------
                                                      1995            1996           1997
                                                    --------        --------        --------
                                                                                   (unaudited)
Minimum lease payments receivable                   $ 29,668        $ 41,910        $ 46,554
Estimated residual value of leased equipment           6,755          12,830          16,144
Unearned lease revenue                                (7,151)        (10,245)        (11,129)
Allowance for uncollectible lease receivables           (215)           (215)           (215)
                                                    --------        --------        --------

Net Investment in Leases                            $ 29,057        $ 44,280        $ 51,354
                                                    ========        ========        ========


At December 31, 1996 future minimum annual lease payments receivable, excluding guaranteed residual values, are as follows (in thousands):


1997                      $12,921
1998                       11,371
1999                        9,470
2000                        5,960
2001 and thereafter         2,188
                          -------
                          $41,910
                          =======


NOTE 3 - INTERCOMPANY DEBT/INTEREST EXPENSE
Interest expense is determined at the corporate level based on the average daily balance of accumulated intercompany transactions. Management believes the allocations are reasonable, but not necessarily indicative of the costs that would have been incurred if the division had been a separate company.

NOTE 4 - SUBSEQUENT EVENTS
Effective December 1, 1997, T&W Financial Corporation, a public company, purchased certain assets and assumed certain liabilities of the Company for total consideration of $58.6 million.